UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 14, 2013 Date of earliest event reported: May 10, 2013

MACY’S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On May 10, 2013, Macy's, Inc. (“Macy's”) and its wholly owned subsidiary, Macy's Retail Holdings, Inc. (“MRHI”), entered into a Credit Agreement dated as of May 10, 2013 (the “Credit Agreement”) among Macy's, MRHI, the lenders party thereto and JPMorgan Chase Bank, N.A., as an administrative agent and the paying agent, and Bank of America, N.A., as an administrative agent,  and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith, Incorporated, Credit Suisse Securities (USA) LLC, U.S. Bank National Association and Wells Fargo Securities, LLC, as joint bookrunners and joint lead arrangers.  The Credit Agreement provides MRHI, as borrower, with unsecured revolving credit in an aggregate amount not to exceed $1.5 billion outstanding at any time, including a $1.0 billion sublimit for the issuance of letters of credit and related accommodations.  The revolving credit commitments provided for in the Credit Agreement are scheduled to expire on May 10, 2018, subject to up to two one-year extensions that may be requested by MRHI and agreed to by the lenders.  The Credit Agreement replaces the Credit Agreement dated as of June 20, 2011, which provided unsecured revolving credit to the Company in an aggregate amount not to exceed $1.5 billion outstanding at any time and was scheduled to expire on June 20, 2015.

            Under the Credit Agreement, the Company will be required to maintain (1) a ratio of consolidated EBITDA to consolidated net interest expense of no less than 3.25 to 1.00 and (2) a ratio of total indebtedness to consolidated EBITDA of no more than 3.75 to 1.00, in each case as calculated at the end of each fiscal quarter for the four fiscal quarters then most recently ended in accordance with the provisions of the Credit Agreement.

            The Credit Agreement also contains covenants that provide for, among other things, limitations on subsidiary indebtedness, liens, and sale/leaseback transactions.

            In connection with the execution of the Credit Agreement, Macy's, MRHI, and JPMorgan Chase Bank, N.A., as paying agent, entered into a Guarantee Agreement on May 10, 2013 (the “Guarantee Agreement”) whereby Macy's agreed to guarantee the obligations of MRHI under the Credit Agreement.

            The foregoing disclosure is qualified in its entirety by reference to the Credit Agreement and the Guarantee Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits. (d) Exhibits.

10.01

Credit Agreement, dated as of May 10, 2013, among Macy's, Inc., Macy's Retail Holdings, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and paying agent, and Bank of America, N.A., as administrative agent.

	10.02	Guarantee Agreement, dated as of May 10, 2013, among Macy's, Inc., Macy's Retail Holdings, Inc. and JPMorgan Chase Bank, N.A., as paying agent.

MACY’S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY’S, INC.

Dated: May 14, 2013	By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Executive Vice President, General Counsel and Secretary

                                                                        Index to Exhibits

Index Number 10.01

Credit Agreement, dated as of May 10, 2013, among Macy's, Inc., Macy's Retail Holdings, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and paying agent, and Bank of America, N.A., as administrative agent.

10.02	Guarantee Agreement, dated as of May 10, 2013, among Macy's, Inc., Macy's Retail Holdings, Inc. and JPMorgan Chase Bank, N.A., as paying agent.